As filed with the Securities and Exchange Commission on August 28, 2002

                                                     Registration No. 333 - ____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          DREW INDUSTRIES INCORPORATED
               (Exact name of registrant as specified in charter)

         Delaware
(State or other jurisdiction of                         13-3250533
incorporation or organization)             (I.R.S. Employer Identification No.)

                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 Leigh J. Abrams
                      President and Chief Executive Officer
                          Drew Industries Incorporated
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
           (name and address, including zip code and telephone number, including area code of agent for service)


                                 With a copy to:

                             Harvey F. Milman, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700



      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:
|X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                 Proposed Maximum      Offering             Proposed Maximum
Title of Each Class of             Amount to be        Price Per          Amount of Aggregate
Securities to be Registered         Registered        Unit (1)(2)        Offering Price (1)(2)
------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          850,000           $15.96                $13,566,000
per share
------------------------------------------------------------------------------------------------

(1)   Used only for purpose of calculating the amount of the registration fee.

(2) The registration fee is based upon the average of the high and low prices of the shares of Common Stock as reported on the American Stock Exchange on August 23, 2002, as prescribed by Rule 457(c).

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion - Dated August 28, 2002

PROSPECTUS

                                 850,000 SHARES
                          DREW INDUSTRIES INCORPORATED
                                  COMMON STOCK

      This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, the selling stockholder may sell from time to time up to an aggregate of 850,000 shares of common stock of Drew Industries Incorporated, a Delaware corporation. The selling stockholder acquired his Drew shares in connection with the acquisition by Drew of Lippert Components Inc., in 1997.

      The selling stockholder may sell all or any portion of his shares of common stock in one or more transactions on the American Stock Exchange or in private, negotiated transactions. The selling stockholder will determine the prices at which he sells his shares. Drew will not receive any of the proceeds from the sale of the shares by the selling stockholder, but we will pay all registration expenses. The selling stockholder will pay all selling expenses, including all underwriting discounts and selling commissions.

      The common stock is listed on the American Stock Exchange under the symbol "DW." On August 26, 2002, the last reported sale price of the common stock on the American Stock Exchange was $16.25 per share.

     THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

      The shares of Drew common stock may be offered by the selling stockholder in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the selling stockholder, any commissions paid to broker-dealers and, if broker-dealers purchase any shares as principals, any profits received by such broker-dealers on the resale of shares of Drew common stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholder may be deemed to be underwriting commissions.

      This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

      Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is _______, 2002.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information............................................3
Special Note Regarding Forward-Looking Statements..............................4
The Company....................................................................5
Risk Factors...................................................................6
Use Of Proceeds................................................................8
Description Of Common Stock....................................................9
Selling Stockholder...........................................................10
Plan Of Distribution..........................................................11
Validity Of Securities........................................................12
Experts.......................................................................12

      You should rely only on the information contained or incorporated by reference in this prospectus. Drew has not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

As used in this prospectus, unless the context requires otherwise: "we," "us," "our", the "Company" and "Drew" means Drew Industries Incorporated and/or its predecessors and consolidated subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

      Drew files annual, quarterly and current reports, proxy statements and other information with the SEC. Drew's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Drew files at the SEC's public reference facility in Washington, D.C. at the following address:

      o     450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

      Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006.

      We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Drew with the SEC:

      o Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002;

      o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002; and

      o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, filed with the SEC on August 9, 2002.

      Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

      You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

                           Harvey J. Kaplan, Treasurer
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Drew common stock and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

      o the effect of national and regional economic conditions and consumer confidence on the sale of manufactured homes and RV's;

      o     pricing pressures due to competition;

      o raw material costs, particularly aluminum, vinyl, steel, glass, ABS resin and tires;

      o availability of retail and wholesale financing for manufactured homes;

      o     availability and costs of labor;

      o     inventory levels of retailers and manufacturers;

      o     interest rates; and

      o     the effect of adverse weather conditions on retail sales.

      Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

      Drew was incorporated under the laws of Delaware on March 20, 1984, and is the successor to Drew National Corporation, which was incorporated under the laws of Delaware in 1962. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098. The Common Stock of the Company is traded on the American Stock Exchange (symbol: DW). Our website is www.drewindustries.com. The information contained on our website is not incorporated by reference in the prospectus.

      Drew has two operating segments: the manufactured housing products segment (the "MH Segment") and the recreational vehicle products segment (the "RV Segment"). Drew's wholly-owned subsidiaries, Kinro, Inc. ("Kinro") and Lippert Components, Inc. ("Lippert"), have operations in both the MH Segment and the RV Segment, while Lippert's subsidiaries, Lippert Tire & Axle, Inc. ("LTA") and Coil Clip, Inc. ("Coil Clip"), operate entirely within the MH Segment.

      Kinro manufactures and markets aluminum and vinyl windows and thermo-formed bath and shower units for manufactured homes, and aluminum windows and doors for recreational vehicles. Lippert manufactures and markets steel chassis and steel chassis parts and galvanized roofing for manufactured homes, and manufactures and markets steel chassis and steel chassis parts for recreational vehicles. LTA manufactures and markets new axles, and refurbishes and distributes used axles, and distributes new and refurbished tires, for manufactured homes. Coil Clip produces coil steel and sheet steel components, certain of which are supplied to Lippert. Several of Drew's customers produce both manufactured homes and recreational vehicles, and Drew supplies products having similar characteristics for use in both these lines of business. Drew currently operates 41 manufacturing facilities in 18 states and one in Canada.

      Drew has approximately 2,900 employees. Drew's manufactured housing products are sold by 19 sales personnel, working exclusively for the Company, to major builders of manufactured homes, and Drew's recreational vehicles products are sold by 6 sales personnel, working exclusively for Drew, to major manufacturers of recreational vehicles.

                                  RISK FACTORS

Industry Risk Factors

      Continued reductions in the availability of financing for manufactured homes and increases in the costs of this financing could limit the ability of consumers to purchase manufactured homes, resulting in reduced demand for our products.

            Frequently, manufactured homes are purchased and the land on which they are placed is leased. Loans used to finance the purchase of manufactured homes without land have shorter terms and higher interest rates, and may be more difficult to obtain than loans for site-built homes. The availability of loans for manufactured homes has been limited because several lenders have curtailed or discontinued these loans. In addition, many lending institutions have increased interest rates and raised credit standards. The availability, cost and terms of these loans are also dependent on economic conditions, lending practices of financial institutions, governmental policies, and other factors which are beyond our control. Continued reductions in the availability of financing for manufactured homes and increases in the costs of this financing could limit the ability of consumers to purchase manufactured homes, resulting in reduced demand for our products.

      Reductions in the availability of wholesale financing may prevent retailers from carrying an adequate inventory of homes, which could reduce demand for our products.

            Retailers of manufactured homes generally finance their purchases of inventory with financing provided by lending institutions. In the last few years, several lenders have curtailed or discontinued these loans. Reductions in the availability of wholesale financing may prevent retailers from carrying an adequate inventory of homes, which could reduce demand for our products.

      Excess inventories by retailers and manufacturers could cause a decline in the demand for our products.

            Retailers and manufacturers of recreational vehicles and manufactured homes may carry excess inventory, as they periodically have in the past. When excess inventory is sold, the manufacturers of recreational vehicles and manufactured homes may reduce production of new vehicles and homes, which could cause a decline in demand for our products.

      High levels of repossessions of manufactured homes could cause manufacturers to reduce production of new manufactured homes, resulting in reduced demand for our products

            Lower credit standards by lenders several years ago, and recent economic conditions have caused an increase in the number of manufactured homes repossessed by lenders. Repossessed homes are resold by lenders, often at substantially reduced prices, which reduces the demand for new manufactured homes. Continued, or increased, levels of repossessions could cause manufacturers to reduce production of new manufactured homes, resulting in reduced demand for our products.

      Business cycles may cause substantial fluctuations in our operating results

            Both the manufactured housing and recreational vehicle industries are impacted by business cycles and this may cause substantial fluctuations in our operating results. Business cycles may depend upon general economic conditions, interest rates, consumer confidence, demographic changes, and other factors beyond Drew's control.

      Changes in zoning regulations for manufactured homes could lead to reduced demand for our products

            Manufactured housing communities and individual home placements are subject to local zoning regulations. In the past, there has been resistance by local property owners to zoning ordinances allowing the location of manufactured homes in areas comprised of conventional residences. Continued resistance to these zoning ordinances could have an adverse impact on sales of manufactured homes, which could reduce demand for our products.

      Gasoline shortages, or higher prices for gasoline could lead to reduced demand for our products

            Increases in the price of gasoline, or anticipation of potential fuel shortages, adversely effect consumer demand for recreational vehicles, which could reduce demand for our products.

      The financial condition of several of our significant customers could adversely impact our financial condition and operating results

            The financial condition of several of our significant customers has been adversely impacted by a decline in production in the manufactured housing industry. Continued or increased financial difficulties of our significant customers could result in reduced demand for our products and losses due to the inability to collect accounts receivable.

Company-specific risk factors

      Competitive pressures could reduce demand for our products

            We have several competitors. Competitors may lower prices or develop product improvements which could reduce demand for our products.

      Increases in raw material costs could adversely impact our financial condition and operating results

            Drew's primary raw materials are steel, aluminum, vinyl, glass and ABS resin. Costs of these raw materials fluctuate. Because competition may limit the amount of increases in raw material costs that can be passed through to customers in the form of price increases, this could adversely impact our financial condition and operating results.

      Increases in labor rates or the availability of labor could adversely impact our financial condition and operating results

            Certain geographic regions in which Drew has manufacturing facilities have very low unemployment rates. This could result in shortages of qualified employees and increased labor costs. Because competition may limit the amount of labor increases that can be passed through to customers in the form of price increases, increased labor costs could adversely impact our financial condition and operating results.

                                 USE OF PROCEEDS

      The selling stockholder will receive all of the proceeds from the sale of the Drew common stock offered by this prospectus. Drew will not receive any of the proceeds from the sale of the shares by the selling stockholder.

                           DESCRIPTION OF COMMON STOCK

      Drew's authorized capital stock is 20,000,000 shares of common stock, $0.01 par value. At August 23, 2002, 9,827,363 shares of common stock were outstanding. In addition to the summary of our common stock that follows, we encourage you to review our Restated Certificate of Incorporation, as amended, and Bylaws, which we have filed with the SEC.

      Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

      Holders of common stock have no preemptive rights. Subject to applicable laws, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

                               SELLING STOCKHOLDER

      The following table sets forth the selling stockholder's name, number of shares beneficially owned and percent of outstanding shares.

                                                                                                Number of Shares
                                            Number of Shares           Percent of               Registered for Sale
Name of Selling Stockholder                 Beneficially Owned         Outstanding Shares       Hereby (1)
----------------------------------------------------------------------------------------------------------------------
L. Douglas Lippert                               2,028,434 (2)              18.8% (3)               850,000 (4)

-----------------

      (1) This prospectus will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

      (2) Includes 574,119 shares held by Mr. Lippert as Trustee for trusts for the benefit of members of Mr. Lippert's immediate family, over which Mr. Lippert has sole voting and dispositive power. Although Mr. Lippert disclaims any pecuniary interest in such shares, 230,000 of such shares are offered under this prospectus on behalf of the beneficiaries of two of such trusts. Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists. In November 1999, Mr. Lippert was granted an option pursuant to Drew's Stock Option Plan to purchase 50,000 shares of Common Stock at $9.3125 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

      (3) 10.9% following completion of this offering.

      (4) Includes 230,000 shares offered on behalf of the beneficiaries of two trusts for the benefit of members of Mr. Lippert's family, of which Mr. Lippert is Trustee. Mr. Lippert disclaims any pecuniary interest in the proceeds from the sale of such shares.

      Mr. Lippert has been a director of Drew since 1997. He has been President and Chief Executive Officer of Lippert Components Inc., a Drew subsidiary, since 1997. Mr. Lippert acquired the shares that he is offering under this prospectus from us in 1997 as part of the purchase price for our acquisition of Lippert Components, Inc.

      We prepared this table based on the information supplied to us by the selling stockholder, and we have not sought to verify such information.

      Because the selling stockholder may offer all or some of his shares of Drew common stock from time to time, we cannot estimate the number of shares of Drew common stock that will be held by the selling stockholder upon the termination of any particular offering by such selling stockholder. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      The selling stockholder intends to distribute the shares of Drew common stock from time to time only as follows (if at all):

      o     to or through underwriters, brokers or dealers;

      o directly in privately negotiated transactions to one or more other purchasers;

      o     through agents on a best-efforts basis; or

      o     otherwise through a combination of any such methods of sale.

      If the selling stockholder sells the shares of Drew common stock through underwriters, dealers, brokers or agents, such underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of Drew common stock.

      The shares of Drew common stock may be sold from time to time:

      o in one or more transactions at a fixed price or prices, which may be changed;

      o     at market prices prevailing at the time of sale;

      o     at prices related to such prevailing market prices;

      o     at varying prices determined at the time of sale; or

      o     at negotiated prices.

      Such sales may be effected in transactions:

      o on any national securities exchange or quotation service on which Drew common stock may be listed or quoted at the time of sale;

      o     in the over-the-counter market;

      o in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Drew common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

      o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

      o     through the writing of options; or

      o     through other types of transactions.

      In connection with sales of the Drew common stock or otherwise, the selling stockholder may enter into hedging transactions with brokers-dealers or others, which may in turn engage in short sales of the Drew common stock in the course of hedging the positions they assume. The selling stockholder may loan or pledge Drew common stock to brokers-dealers or others that in turn may sell such securities. The selling stockholder may pledge or grant a security interest in some or all of the Drew common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Drew common stock from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate shares of Drew common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholder for purposes of the prospectus. In addition, any shares of Drew common stock covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption.

      At the time a particular offering of shares of Drew common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the number of shares of Drew common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

      The selling stockholder and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of Drew common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of the shares of Drew common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of Drew common stock by the selling stockholder and any other such person. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of Drew common stock to engage in market-making activities with respect to the shares of Drew common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares of Drew common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Drew common stock.

      Drew will pay all expenses of the shelf registration statement, except that the selling stockholder will pay any broker's commission, agency fee or underwriter's discount or commission.

                             VALIDITY OF SECURITIES

      The validity of the securities offered by this prospectus will be passed upon by Phillips Nizer LLP, New York, New York. As of the date hereof, Harvey F. Milman, a partner of Phillips Nizer LLP, beneficially owned 26,900 shares of Drew common stock.

                                     EXPERTS

      The consolidated financial statements and financial statement schedule of Drew as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   PROSPECTUS

      You may rely on the information contained in this prospectus. Drew has not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of ordinary shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these ordinary shares in any circumstances under which the offer or solicitation is unlawful.

                                 ________, 2002

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses payable by us in connection with the registration of the offering of the shares. All amounts shown are estimates except for the SEC registration fee. The selling stockholder will pay all costs and expenses of selling its shares, including all underwriting discounts and selling commissions, all fees and disbursements of its counsel and all "road show" and other marketing expenses incurred by the registrant or any underwriters which are not otherwise paid by such underwriters.


          SEC Registration Fee....................    $ 1,248.07
          Accounting Fees and Expenses............     10,000.00
          Legal Fees and Expenses.................      5,000.00
          Miscellaneous Expenses..................     12,000.00
                                                      ----------
          Total...................................    $28,248.07

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful. If the claim was brought against any such person by or in the right of the registrant, the registrant may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the registrant, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

      The registrant's Restated Certificate of Incorporation, as amended, provides that the registrant may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. In addition, the Restated Certificate of Incorporation, as amended, provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

EXHIBIT NO.                           DESCRIPTION
----------                            -----------

5.1*              Opinion of Phillips Nizer, LLP

23.1*             Consent of KPMG LLP

23.2*             Consent of Phillips Nizer LLP (included in opinion filed as
                  Exhibit 5.1).

24.1*             Power of Attorney (included in signature page).

---------------
*Filed herewith.

ITEM 17. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that the undertaking set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on August 27, 2002.

                                    DREW INDUSTRIES INCORPORATED


                                    By  /s/ Leigh J. Abrams
                                       -----------------------------------------
                                        Leigh J. Abrams, President

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints Leigh J. Abrams and Fredric M. Zinn and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      Signature                                        Title                          Date
                      ---------                                        -----                          ----

    /s/ Leigh J. Abrams                             Director, President and Chief Executive      August 27, 2002
    ------------------------------------------         Officer (Principal Executive Officer)
                   Leigh J. Abrams


    /s/ Fredric M. Zinn                             Executive Vice President and Chief           August 27, 2002
    ------------------------------------------          Financial Officer (Principal Financial
                   Fredric M. Zinn                      and Accounting Officer)

    /s/ Edward W. Rose, III                         Chairman of the Board                        August 27, 2002
    ------------------------------------------      And Director
                 Edward W. Rose, III

    /s/ David L. Webster                                                                         August 27, 2002
    ------------------------------------------
                   David L. Webster                 Director

    /s/ L. Douglas Lippert                                                                       August 27, 2002
    ------------------------------------------
                  L. Douglas Lippert                Director

    /s/ James F. Gero                                                                            August 27, 2002
    ------------------------------------------
                    James F. Gero                   Director

    /s/ Gene H. Bishop                                                                           August 27, 2002
    ------------------------------------------
                    Gene H. Bishop                  Director

    /s/ Frederick B. Hegi, Jr.                                                                   August 27, 2002
    ------------------------------------------
                Frederick B. Hegi, Jr.              Director

                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION
----------                       -----------

5.1               Opinion of Phillips Nizer, LLP

23.1              Consent of KPMG LLP

23.2              Consent of Phillips Nizer LLP (included in opinion filed as
                  Exhibit 5.1).

24.1              Power of Attorney (included in signature page).